UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 6, 2009

HCSB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	000-26995	57-1079444
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

5201 Broad Street, Loris, South Carolina 29569

(Address of principal executive offices)   (Zip code)

Registrant’s telephone number, including area code:  (843) 756-6333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

Item 3.03 Material Modification of the Rights of Security Holders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2009, as part of the Capital Purchase Program established by the U.S. Department of the Treasury (“Treasury”) under the Emergency Economic Stabilization Act of 2008 (the “EESA”), HCSB Financial Corporation (the “Company” or the “Registrant”) entered into a Letter Agreement (including the Securities Purchase Agreement—Standard Terms incorporated by reference therein, the “Purchase Agreement”) with Treasury dated March 6, 2009 pursuant to which the Company issued and sold to Treasury (i) 12,895 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series T, having a liquidation preference of $1,000 per share (the “Series T Preferred Stock”), and (ii) a ten-year warrant to purchase up to 91,714 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at an initial exercise price of $21.09 per share (the “Warrant”), for an aggregate purchase price of $12,895,000 in cash. In addition, on March 6, 2009, the Company entered into a letter agreement with the Treasury (the “ARRA Letter Agreement”) confirming the applicability of the provisions of the American Recovery and Reinvestment Act of 2009 (the “ARRA”) to the Company.

Cumulative dividends on the Series T Preferred Stock will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, but will be paid only if, as, and when declared by the Company’s Board of Directors. The Series T Preferred Stock has no maturity date and ranks senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. The Series T Preferred Stock generally is non-voting.

Pursuant to the terms of the certificate of designations creating the Series T Preferred Stock, the Company may only redeem the Series T Preferred Stock at par after May 15, 2012. Prior to this date, the Company may redeem the Series T Preferred Stock at par if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Purchase Agreement) in excess of approximately $3.2 million, and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings. Any redemption is subject to the consent of the Board of Governors of the Federal Reserve System.  However, pursuant to the terms of ARRA and the ARRA Letter Agreement between the Company and Treasury, the Company may, upon consultation with its primary federal regulator, repay the amount received for the Series T Preferred Stock at any time, without regard to whether the Company has replaced such funds from any source or to any waiting period. Upon repayment of the amount received for the Series T Preferred Stock, the Treasury will also liquidate the associated Warrant in accordance with ARRA and any rules and regulations thereunder.

Prior to March 6, 2012, unless we have redeemed the Series T Preferred Stock or the Treasury has transferred the Series T Preferred Stock to a third party, the consent of the Treasury will be required for us to (1) declare or pay any dividend or make any distribution on our common stock or (2) redeem, purchase or acquire any shares of our common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

The Series T Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series T Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series T Preferred Stock, may be issued. The Company has agreed to register the resale of the Series T Preferred Stock and the Depositary Shares, if any, and the Warrant, and the issuance of shares of Common Stock upon exercise of the Warrant (the “Warrant Shares”), as soon as practicable after the date of the issuance of the Series T Preferred Stock and the Warrant. Neither the Series T Preferred Stock nor the Warrant are subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $12,895,000 from one or more Qualified Equity Offerings and (ii) December 31, 2009.

The Warrant is immediately exercisable.  In the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of not less than $12,895,000, the number of the shares of Common Stock underlying the portion of the Warrant then held by Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant.

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111 of EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Series T Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA. Additionally, each of Messrs. James R. Clarkson, Edward L. Loehr, Jr., and Glenn R. Bullard (the “Senior Executive Officers”), (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by Treasury under the Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period Treasury holds any equity or debt securities of the Company acquired through the Capital Purchase Program; and (ii) entered into a letter agreement (the “Letter Amendment”) with the Company amending the Benefit Plans with respect to such Senior Executive Officer as may be necessary, during the period that Treasury owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, to comply with Section 111 of the EESA.  The Letter Amendments are identical except that the Letter Amendment for Mr. Clarkson also states that he is prohibited from receiving from the Company any bonus, retention award, or incentive compensation until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, except for certain long term restricted stock payments and certain previously granted bonus payments to the extent permitted by Section 111(b)(3)(D) of EESA.

Copies of the Purchase Agreement, the ARRA Letter Agreement, the Warrant, the Certificate of Designations with respect to the Series T Preferred Stock, the form of Waiver executed by the Senior Executive Officers, and the form of Letter Amendment are included as exhibits to this Report on Form 8-K and are incorporated by reference into these Items 1.01, 1,02, 3.02, 3.03, 5.02 and 5.03. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 6, 2009, the Company filed with the Secretary of State of the State of South Carolina Articles of Amendment to the Company’s Restated Articles of Incorporation establishing the terms of the Series T Preferred Stock. A copy of the Articles of Amendment to the Company’s Restated Articles of Incorporation is included as an exhibit to this Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K:

Exhibit List

3.1	Articles of Amendment to the Company’s Restated Articles of Incorporation establishing the terms of the Series T Preferred Stock.

4.1	Warrant to Purchase up to 91,714 shares of Common Stock.

4.2	Form of Series T Preferred Stock Certificate.

10.1	Letter Agreement, dated March 6, 2009, including Securities Purchase Agreement – Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury.

10.2	ARRA Side Letter Agreement, dated March 6, 2009, between the Company and the United States Department of the Treasury.

10.3	Form of Waiver, executed by each of Messrs. James R. Clarkson, Edward L. Loehr, Jr., and Glenn R. Bullard.

10.4	Form of Letter Amendment, executed by each of Messrs. James R. Clarkson, Edward L. Loehr, Jr., and Glenn R. Bullard with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: March 10, 2009	By:	/s/JAMES R. CLARKSON
Name: James R. Clarkson
Title: Chief Executive Officer

Exhibit List:

3.1	Articles of Amendment to the Company’s Restated Articles of Incorporation establishing the terms of the Series T Preferred Stock.

4.1	Warrant to Purchase up to 91,714 shares of Common Stock.

4.2	Form of Series T Preferred Stock Certificate.

10.1	Letter Agreement, dated March 6, 2009, including Securities Purchase Agreement – Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury.

10.2	ARRA Side Letter Agreement, dated March 6, 2009, between the Company and the United States Department of the Treasury.

10.3	Form of Waiver, executed by each of Messrs. James R. Clarkson, Edward L. Loehr, Jr., and Glenn R. Bullard.

10.4	Form of Letter Amendment, executed by each of Messrs. James R. Clarkson, Edward L. Loehr, Jr., and Glenn R. Bullard with the Company.